                                                                    Exhibit (10)
                        DEFERRED COMPENSATION AGREEMENT

            AGREEMENT made this 1st day of January, 1977 by and between SHARED MEDICAL SYSTEMS CORPORATION, a Delaware corporation ("SMS") and R. James Macaleer ("Employee").
            WHEREAS, since the founding of SMS Employee has rendered valuable services to SMS; and

            WHEREAS, in further consideration for such services the parties hereto wish to provide for certain deferred benefits for Employee pursuant to an arrangement that also provides certain advantages to SMS;

            NOW, THEREFORE, in consideration of Employee's past services and of the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. SMS agrees to pay to Employee, subsequent to the termination of Employee's employment with SMS for any reason (other than (a) for conduct deemed by the Board of Directors of SMS to have been fraudulent against SMS, or (b) for total and permanent disability as provided for in paragraph 3 hereof) a sum of money on the first day of each month for a period of months as indicated in Exhibit A. Should Employee die while he is receiving such payments, and before the last payment to him by SMS hereunder, the payments shall be continued in their entirety to Employee's beneficiary, as designated as Exhibit B (the "Beneficiary"). (Employee shall have the right from time to time to change the Beneficiary by appropriate written notice to SMS). Employee shall give the SMS Board of Directors (the "Board") at least twelve months' prior notice in writing of the termination of his employment, through normal retirement or otherwise. Should Employee give SMS less than twelve month's prior notice, Employee shall forfeit to SMS an amount, from the first payments to be made hereunder, equal to one month's payment times the difference between twelve months and the number of full months' notice actually given. The first month's payment under this paragraph shall be made on the first day of the month following the month in which employment terminated; provided however that the first payment shall not be payable prior to the later of January 1, 1989 or the expiration of a twelve month period following the date of Employee's notice of the termination of his employment.

            2. Should Employee die (while employed by SMS or otherwise), prior to the beginning of payments under paragraph 1, above, to which he would otherwise have been entitled, then such monthly payments shall be made to Employee's Beneficiary, starting on the first day of the month following the month in which the Employee's death occurred.

            3. Should Employee become totally and permanently disabled while employed by SMS but prior to January 1, 1986, such that either
              (a) pursuant to the terms of any insurance policy procured by
            SMS pursuant to paragraph 7, such policy may, because of such dis-ability, be maintained in force without payment of any premium thereon or
              (b) if there is no such insurance policy, the Board determines in its absolute discretion on the basis of medical evidence that employee is physically or mentally incapable of performing his customary duties and that such incapacity is expected to continue until January 1, 1987, then SMS shall pay to Employee monthly the amounts listed in Exhibit C, starting on January 1 of the year in which the first premium which need not be paid on such insurance policy would otherwise be due or, if there is no such insurance policy, on the first January 1 which occurs after the Board's determination of Employee's total disability (but only for so long as the total and permanent disability, determined as provided above, continues). Starting on the later of January 1, 1987 (assuming Employee, while employed by SMS, has become totally and permanently disabled as defined above) or the first day of the month following the month in which Employee, while employed by SMS, has become totally and permanently disabled as defined above, SMS shall pay to Employee monthly the amounts listed in Exhibit A. Should Employee die after he has become totally and permanently disabled as defined above but prior to January 1, 1987, the monthly payments designated in Exhibit A shall be made to Employee's Beneficiary, starting on the first day of the month following the month in which Employee's death occurred. Should Employee die after he has become totally and permanently disabled as defined above but on or after January 1, 1987, the remaining payments listed in Exhibit A shall be continued to Employee's Beneficiary. The Board shall have no obligation to determine that Employee is disabled as contemplated above if Employee declines to permit a physician selected by SMS to examine him or re-examine him, or materially hinders any investigation ordered by SMS.

            4. Employee agrees that he will not enter into competition with SMS at any time from the date hereof through a period of two years after the completion of the payments listed in Exhibit A. Employee shall be deemed to be in competition if he directly or indirectly, whether as consultant, agent, officer, director, holder of at least 1% of a class of equity security, employee or otherwise enters into an association with another business enterprise which then is one of the competitors of SMS respecting one or more of SMS' business activities. The parties agree that one of the essential considerations for the deferred compensation provided Employee hereunder is to protect and preserve the good will of SMS and its respective enterprises, and that said good will would be substantially diminished in value if Employee were to enter into competition with SMS while this Agreement is in effect or for two years thereafter. As SMS' business activities are national in scope, the prohibition against competition relates to any competitor wherever it may be located within the United States. In the event Employee is deemed to be in competition contrary to the provisions of this paragraph, thereupon he shall forfeit all rights to any unmade payments of deferred compensation under this Agreement.

            5. The benefits payable under this Agreement shall be independent of, and in addition to, any other agreement relating to Employee's employment that may exist from time to time between the parties hereto, or any other compensation payable by SMS to Employee, whether salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof, except as expressly stated, restrict the right of SMS to discharge Employee or restrict the right of Employee to terminate his employment.

            6. This Agreement shall be binding upon SMS, its successors and assigns. Employee may not assign this Agreement or any of his rights hereunder, except that he may designate a beneficiary to receive payments in the event of his death as provided herein.

            7. SMS in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Employee, in such amounts and in such forms as SMS may choose. Employee shall have no interest whatsoever in any such policy or policies, but at the request of SMS he shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom SMS has applied for insurance. The rights of Employee, or his beneficiary, or estate, to benefits under this Agreement shall be solely those of an unsecured creditor of SMS. Any insurance policy or other assets acquired or held by SMS in connection with the liabilities assumed by it pursuant to this Agreement shall not be deemed to be held under any trust for the benefit of Employee, a beneficiary of his estate, or to be security for the performance of the obligations of SMS. This Agreement may be canceled by SMS if insurance procured by SMS under this paragraph is canceled by the insurance company because of misrepresentation by Employee.

           8.  This Agreement shall be governed by the laws of Pennsylvania.

       /s/ Gwen M. Martin                 /s/ R. James Macaleer
       ----------------------------       ---------------------------
              Witness                              Employee


                                          /s/ James C. Kelly
                                          ---------------------------
                                          SMS Corporate Officer

                                   EXHIBIT A
                                   ---------

    Year of
 Termination of   Monthly      Number of      Total Deferred
   Employment     Payments  Monthly Payments   Compensation
----------------  --------  ----------------  --------------

      1977         $ 295           240            $ 70,800
      1978           709           240             170,160
      1979          1085           240             260,400
      1980          1422           240             341,280
      1981          1743           240             418,320
      1982          2048           240             491,520
      1983          2335           240             560,400
      1984          2601           240             624,240
      1985          2836           240             680,640
    1986 and        3052           240             732,480
   subsequent


(1) Employee may elect fewer than 240 payments but not less than 120 payments. If fewer than 240 payments are selected, the amount of each monthly payment shall equal the Total Deferred Compensation
    (determined by the year of Termination of Employment as shown on the table above) divided by the number of months selected, with the quotient thereof divided by (1.01) 20-n [Exponent],where n equals one-twelfth of the number of months selected for payment rounded to the nearest whole number plus the number of whole years subsequent to 1989, if any, by which Employee has elected to delay the start of the deferred compensation, provided, however, that n shall never exceed 20.

(2) The deferred payments shall not start before January 1, 1989.
    Employee may defer the start of the deferred payments to any date subsequent to the termination of his employment. However, the total amount of deferred compensation shall depend on the year of termination of employment, as listed above, and as modified in footnote (1), above.

                                   EXHIBIT B
                                   ---------

            I, R. James Macaleer, hereby designate L. Jean Macaleer
               -----------------                   ----------------
       as my beneficiary for payments to be made subsequent to my death under the Deferred Compensation Agreement dated January 1, 1977 between me and Shared Medical Systems Corporation. I hereby revoke all prior beneficiary designations made by me pursuant to such Deferred Compensation Agreement. If my wife should not survive me, I designate my children as beneficiaries in equal shares.



       /s/ Gwen M. Martin                /s/ R. James Macaleer
       ------------------------------    -----------------------------------
              Witness                             Employee



                                                Dated:  1/23/77

                                   EXHIBIT C
                                   ---------
                    Monthly Payments /(1)/By Year (In Dollars)
                    -----------------------------

 Year of
Designated
Disability  1978    1979  1980  1981  1982  1983  1984  1985  1986
----------  ------  ----  ----  ----  ----  ----  ----  ----  ----
      1977  3424    3424  3424  3424  3424  3424  3424  3424  3424
      1978   --     5444  5444  5444  5444  5444  5444  5444  5444
      1979   --      --   5793  5793  5793  5793  5793  5793  5793
      1980   --      --    --   6153  6153  6153  6153  6153  6153
      1981   --      --    --    --   6176  6176  6176  6176  6176
      1982   --      --    --    --    --   6176  6176  6176  6176
      1983   --      --    --    --    --    --   6176  6176  6176
      1984   --      --    --    --    --    --    --   6176  6176
      1985   --      --    --    --    --    --    --    --   6176




(1) Payments start on the first day of January, following the year of Employee's disability.

                                                                    Exhibit (10)

                            SPLIT DOLLAR AGREEMENT


          This split dollar agreement (the "Agreement") is entered into on the dates set forth below, to be effective as of July 28, 1995, by and between SHARED MEDICAL SYSTEMS CORPORATION (the "Corporation") and RAYMOND K. DENWORTH, JR. and WILLIAM C. BULLITT, TRUSTEES under The LJM 95 Trust under deed of trust of L. Jean Macaleer dated as of July 28, 1995 ("Trustees").

                                 RECITALS:

     A.   R. James Macaleer (the "Employee") is employed by the Corporation; and

     B. The Trustees wish to acquire life insurance on the life of the Employee to be owned by the Trustees; and

     C. The Corporation wishes to provide this life insurance protection under the policies which are described in Exhibit A to this Agreement (separately "the Policy" and collectively "the Policies"); and

     D. The Corporation is willing to pay a portion of the premiums due on the Policies as an additional employment or retirement benefit to the Employee, on the term and conditions hereinafter set forth; and

     E. Trustees will be the owners of the Policies and, as such, will possess all of the incidents of ownership in and to the Policies; and

     F. The Corporation wishes to have the Policies collaterally assigned to it by the Trustees, in order to secure the repayment of the amounts it will pay towards the premiums on the Policies; and

     G. The parties intend that by such collateral assignment, the Corporation shall receive only the right to such repayment, with the Trustees retaining all incidents of ownership and other rights in the Policies, as specified herein.

                                  AGREEMENTS:

          NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

                          1:  Purchase of the Policy

          The parties agree that they will take all necessary actions to cause the Policies to be issued to the Trustees and to cause the Policies to conform to the terms of this Agreement. The parties agree that the Policies will be subject to the terms and conditions of the Agreement and of the collateral assignment filed with the insurance company issuing the Policy (the "Insurer") relating to such Policy.

                          2:  Incidents of Ownership

          The Trustees shall be the sole and absolute owner of each Policy, and they alone may exercise all ownership rights and incidents of ownership granted to the Policy's owner by the Insurer, except as may be expressly provided to the contrary in its Agreement. It is the intention of the parties that the Trustees retain all rights which the Policy grants to the owner thereof, except the Corporation's right to be repaid the amounts that it pays, net of any reimbursement received by the Corporation from the Employee or the Trustees, towards the premiums on the Policy (such net amounts referred to hereinafter as the Corporation's "Policy Interest"). Specifically (but not limited thereto), the Corporation may neither have nor exercise any right as collateral assignee of the Policy that could in any way defeat or impair the Trustees' right to receive the cash surrender value or the death proceeds of the Policy in excess of the amount due the Corporation under this Agreement. All provisions of this Agreement and of the collateral assignment shall be construed so as to carry out such intention.


                        3:  Dividends Or Other Payments

          Before the death of the Insured, all dividends, excess interest credits, or other amounts paid or declared with respect to any Policy shall be applied to build the internal value of the Policy in the most efficient manner set forth in the Policy until such time as such dividends, excess interest credits or other amounts are sufficient to pay all future Policy charges to maturity based on the Insurer's then current interest, mortality and expense assumptions. At such time as future dividends, excess interest credits or other amounts are projected to be sufficient to pay such future Policy charges to maturity, such amounts shall be applied first to the payment of such premiums, and any excess shall be applied further to increase Policy values.

                             4:  Premium Payments

          Except as otherwise provided in this Agreement, on or before the due date of each Policy premium, or within the grace period provided in the Policy, the Corporation shall pay to the Insurer the full amount of the premium. Within 30 days of being notified by the Company that it has made such payment, the Trustees shall pay to the Company that portion of the premium listed on Exhibit "A" of this Agreement, so that the net premium payment borne by the Corporation shall be the amount shown in the column headed "Corporation" on Exhibit "A" (the provisions of which are incorporated herein and made a part hereof).

                            5:  Right of Repayment

          5.1  Source.  To secure the repayment to the Corporation of
               ------
the Corporation's Policy Interest, the Trustees have, contemporaneously herewith, assigned each Policy to the Corporation as collateral, under a form accepted by the Insurer for such assignments, which collateral assignment specifically limits the Corporation's right thereunder to the repayment of its Policy Interest. Such repayment shall be made from the Policy's cash surrender value (as defined in the Policy) if this Agreement is terminated or if the Trustees surrender or cancel the Policy, or from the Policy's death proceeds if the insured should die while the Policy and this Agreement remain in force. In no event shall the Corporation have any right to borrow against the Policy.

          5.2  Timing.  At such time after premiums are no longer required
               ------
to be paid in cash to an Insurer with respect to a Policy but before the termination of this Agreement or the death of the insured, the Trustees shall commence repayment of the Corporation's Policy Interest with respect to such Policy in installments as set forth in Exhibit "A." Any payment made by the Trustees pursuant to this paragraph shall reduce the remaining amount of the Corporation's Policy Interest.

          5.3  Termination of Assignment.  Except as provided in Paragraph
               -------------------------
8.2., the Policy's collateral assignment shall not be terminated, altered or amended by the Trustees without the express written consent of the Corporation. The parties hereto agree to take all actions necessary to cause such collateral assignment to conform to the provisions of this Agreement.

                     6:  Rights of Trustees in the Policy

          6.1  Rights of the Corporation Protected.  The Trustees shall take no
               -----------------------------------
action with respect to any Policy that would in any way compromise or jeopardize the Corporation's right to be repaid its Policy Interest.

          6.2  Right to Borrow.
               ---------------
               (a) The Trustees may pledge or assign any Policy, subject to the terms and conditions of this Agreement, in order to secure a loan from the Insurer or from a third party, in an amount which, except as provided in subparagraph 6.2(b), shall not exceed the Policy's cash surrender value (as defined in the Policy) as of the date on which the premiums have been paid, less the amount of the Corporation's Policy Interest. Interest charges on such loan shall be the responsibility of and shall be paid by the Trustees. For each Policy year in which the Trustees borrow against the Policy, the Corporation shall be correspondingly relieved of its obligation to pay any amounts towards premiums for a Policy year.

               (b) The limitation on the amount that the Trustees may borrow against the Policy hereunder shall be not apply to the extent that the amount borrowed is paid over to the Corporation to reduce its Policy Interest.


          6.3  Right to Cancel.  The Trustees shall have the sole right to
               ---------------
surrender or cancel the Policy and to receive the Policy's full cash surrender value directly from the Insurer. Upon any surrendering or cancellation of the Policy, the Corporation shall have the unqualified right to receive a portion of the cash surrender value equal to its Policy Interest. Immediately upon receipt of the cash value, the Trustees shall pay to the Corporation the portion of such cash value to which it is entitled under this Agreement, and shall retain the balance, if any.

                         7:  Upon The Insured's Death

          Upon the death of the Insured, the Corporation and the Trustees shall promptly take all action necessary to obtain the death benefit provided under the Policies. The Corporation shall have the unqualified right to receive a portion of such death benefits from each Policy equal to its Policy Interest in that

Policy. The balance of the death benefits provided under each Policy, if any, shall be paid directly to the beneficiary designated by the Trustees in the manner and in the amount provided in the Policy's beneficiary designation provisions. In no event shall the amount payable to the Corporation on account of payments made for each Policy under this Agreement exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from the death benefits of a specific Policy to the beneficiary designated by the Trustees until the full amount due to the Corporation on account of such Policy has been paid.

             8:  Termination and Release of Collateral Assignment

          8.1  Notice of Termination.  The Trustees may terminate this Agreement
               ---------------------
with regard to any or all of the Policies, by written notice to the Corporation, effective on the date of such notice.

          8.2  Release of Assignment.  For sixty (60) days after the date this
               ---------------------
Agreement is terminated under this Section, the Trustees shall have the option of obtaining the release of the collateral assignment of all or any of the Policies to the Corporation. The Trustees may exercise this option by repaying the Corporation the total amount of its Policy Interest with respect to such Policy and upon receipt of such amount, the Corporation shall release the Policy's collateral assignment by its execution and delivery of an appropriate instrument of release. If the Trustees fail to exercise such option with regard to any such Policy within the said sixty-day period, then at the Corporation's written request, the Trustees shall execute any document required by the Insurer to transfer the Trustees' interest in the Policy to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the amount of its Policy Interest from the Policy's cash surrender value under the Policy's collateral assignment, and if the cash surrender value exceeds the amount of such premium payments, the excess will be paid to the Trustees.

                              9:  Source of Funds

The Corporation's obligations hereunder shall be satisfied from the general assets of the Corporation. Any assets which may be set aside, earmarked or identified by the Corporation as being intended for the payment of premiums under this Agreement shall remain assets of the Corporation and shall be subject to the claims of its general creditors. The Trustees shall be a general and unsecured creditor of the Corporation and shall have no right, title or interest in any specific asset that the Corporation may set aside, earmark, or identify as for the payment of premiums under this Agreement. The Corporation's obligations under this Agreement shall be merely that of an unfunded and unsecured promise of the Corporation to pay money in the future.

                              10:  Miscellaneous

          10.1  Insurer Protected.  Each Insurer shall be fully discharged from
                -----------------
its obligations under the Policy by payment of the Policy's death benefit to the beneficiary named in the

Policy, subject to the Policy's terms and conditions. In no event shall the Insurer be considered a party to this Agreement. No provision of this Agreement shall in any way be construed as enlarging, changing, varying, or in any other way affecting the Insurer's obligations as expressly provided in the Policy, except insofar as the provisions of this Agreement are made a part of the Policy by the collateral assignment document executed by the Trustees and filed with the Insurer in connection with this Agreement.

          10.2  Binding Agreement.  This Agreement is binding on and enforceable
                -----------------
by and against the parties, their successors, legal representatives, and assigns.

          10.3  Governing Law.  This Agreement will be governed by
                -------------
and construed according to the laws of Pennsylvania.

          10.4  Severability.  No part of this Agreement will be affected
                ------------
if any other part of it is held invalid or unenforceable.

          10.5  Notices.  All notices required or permitted to be given under
                -------
this Agreement must be given in writing, and will be deemed given when personally delivered or, if earlier, when received after mailing by registered or certified United States mail, postage prepaid, with return receipt requested. Notice to the Trustees is valid if sent to them at their address as it appears in the Corporation's records.

          10.6  "Days" Defined.  Any reference in this Agreement to "days" means
                --------------
all calendar days, whether or not such days are legal holidays under the laws of the United States or any state.

          10.7  Waiver.  Any party's failure to insist on compliance or
                ------
enforcement of any provision of this Agreement shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.

          10.8  Copies.  More than one (1) copy of this Agreement may be
                ------
executed and all parties agree and acknowledge that each executed copy shall be a duplicate original.

          10.9  Gender and Number.  Whenever the context of this Agreement
                -----------------
requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural and vice versa.

          10.10  Facility of Payment.  Either party shall have the right
                 -------------------
to advance funds due on behalf of the other.

          Agreed to by each of the undersigned effective as of July 28, 1995.

Dated:   12/12/95                   /s/ William C. Bullitt
      ------------------            -----------------------------------
                                    TRUSTEE



Dated:   12/14/95                   /s/ Raymond K. Denworth     [SEAL APPEARS
      ------------------            ---------------------------- HERE]
                                    TRUSTEE



                                    SHARED MEDICAL SYSTEMS CORPORATION

Dated:   12/22/95                   By:/s/ Marvin S. Cadwell   [SEAL APPEARS
      ------------------               ------------------------ HERE]
                                              President


                                    Attest: Bonnie L. Shuman   [SEAL APPEARS
                                           -------------------- HERE]
                                              Secretary

                                  EXHIBIT "A"
                           TO SPLIT DOLLAR AGREEMENT

              ALLOCATION OF PAYMENTS WITH RESPECT TO THE POLICIES
              ---------------------------------------------------



       PREMIUM YEAR                  TRUSTEES                 CORPORATION
       ------------                  --------                 -----------

             1                       $62,787                    $371,997
             2                        64,719                     369,151
             3                        67,218                     366,652
             4                        70,003                     363,867
             5                        73,387                     360,483
             6                        76,616                     357,254
             7                        80,194                     353,676
             8                        84,141                     349,729
             9                        88,381                     345,489
            10                        60,187                     178,853
            11*                       67,898*                        *
            12                        82,537
            13                        99,227
            14                       117,978
            15                       139,465
            16                       157,916
            17                       179,030
            18                       201,625
            19                       262,725
            20                       289,479
            21                       333,532
            22                       382,968
            23                       441,198
            24                       375,772
            25                       285,801

            * The parties recognize that the actual amount of the premiums payable after Policy Year 9 may vary from that set out above and that adjustments to the Schedule may be necessary in light of the actual performance of the Policy. If additional amounts are required to be paid in cash to the Insurers, such amounts shall be paid by the Corporation, and the Trustees' obligation to repay the Corporation shall be extended beyond Year 25 (if the Insured has not died before then) until the Corporation has been repaid its entire Policy Interest.

                                                                    Exhibit (10)


     This AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT is made as of the 1st day of November, 1995 by and between SHARED MEDICAL SYSTEMS CORPORATION, a Delaware corporation ("SMS") and JAMES C. KELLY ("Employee").

                                  BACKGROUND

     SMS and Employee have entered into a Deferred Compensation Agreement dated March 8, 1991 (the "Original Agreement"). SMS and Employee desire to amend and restate the Original Agreement.

     NOW THEREFORE, intending to be legally bound, the parties hereto agree that the Original Agreement shall be amended and restated to read as follows:

     1. Pre-Retirement Payments. SMS shall pay to Employee $3,000 per month on
        -----------------------
the first day of each month during the period beginning on October 1, 1995 and ending on the earlier of (i) Employee's Retirement (as defined below), or (ii) June 1, 2014.

     2.  Deferral Account.  SMS shall establish on its books a deferral account
         ----------------
for Employee, which will be credited with $3,000 as of the date of each payment made to Employee under Section 1. Interest shall be credited to the Employee's deferral account at a rate of 7% per annum, compounded monthly as of the end of each month. Any amounts credited to the Employee's deferral account shall be merely book entries and no assets shall be held in such account.

     3.  Post-Retirement Payments; Distribution of Deferral Account.
         ----------------------------------------------------------

     (a) SMS shall pay to Employee or his beneficiary $6,000 per month on the first day of each month during the period beginning on the first day of the first full calendar month following Employee's Retirement and ending on June 1, 2014 (the "Post-Retirement Period").

     (b) The amount credited to Employee's deferral account shall be paid to him or his beneficiary in substantially equal monthly installments over the Post-Retirement Period (or if Employee's Retirement has not occurred prior to June 1, 2014, in a single lump sum distribution on such date). Such monthly installment payments shall be in addition to, and made on the same dates as, the $6,000 monthly payments referred to in subparagraph (a). Amounts credited to Employee's deferral account shall continue to bear interest as specified in
Section 2 during the installment payout period.

     4.  Retirement.  As used herein the term "Retirement" shall mean (i) the
         ----------
termination of Employee's employment with SMS, whether part-time or full-time, for any reason, including death or disability, or (ii) a "Change-in-Control" (as defined below). As used herein, the term "Change in Control" shall mean the acquisition by any person (other than SMS or any affiliate or associate of SMS), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of SMS' then outstanding securities, or the approval by the stockholders of SMS of (aa) any merger or consolidation where stockholders of SMS immediately prior to the merger or consolidation do not immediately thereafter hold more than 50% of the combined voting power of the surviving company's then outstanding securities, (bb) a liquidation or dissolution of SMS, or (cc) a sale of all or substantially all of SMS' assets.

     5.  Death of Employee.  Upon Employee's death, the payments required to be
         -----------------
made under Section 3 shall be made to a beneficiary designated by Employee to SMS (the current beneficiary is Employee's wife, Lyn E. Kelly).

     6.  Forfeiture of Benefits.  Notwithstanding the foregoing, if Employee
         ----------------------
violates the Non-Competition Agreement between Employee and SMS dated April 2, 1990, Employee shall thereupon forfeit all rights to receive to any unmade payments under this Agreement.

     7.  Agreement Unfunded.  The obligation of SMS to pay any benefits under
         ------------------
this Agreement shall be unfunded and unsecured and any payment under this Agreement shall be made from the general assets of SMS.

     8.  No Contract of Employment.  The benefits payable under this Agreement
         -------------------------
shall be independent of, and in addition to, any other agreement relating to Employee's employment that may exist from time to time between the parties hereto, or any other compensation payable by SMS to Employee, whether salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of SMS to discharge Employee or restrict the right of Employee to terminate his employment.

     9.  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     10. Agreement Binding.  This Agreement shall be binding upon and inure to
         -----------------
the benefit of SMS, its successors and assigns, and Employee and his heirs, executors, administrators and legal representatives. Employee may not assign this Agreement or any of his rights hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                                     SHARED MEDICAL SYSTEMS CORPORATION


                                     By: /s/ Terrence W. Kyle
                                         --------------------------
                                         Name:
                                         Title:


                                     /s/ James C. Kelly
                                     ------------------------------
                                     James C. Kelly